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                                                                   EXHIBIT 24.07

                           AMBAC FINANCIAL GROUP, INC.

                                Power of Attorney
                                -----------------


                 KNOW ALL MEN BY THESE PRESENTS that the undersigned director of Ambac Financial Group, Inc., a Delaware corporation, hereby constitutes and appoints each of Frank J. Bivona and Anne G. Gill, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission and the New York Stock Exchange, and any and all amendments thereto, and any and all instruments and documents filed as a part of or in connection with the said Form 10-K or amendments thereto, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

                 IN WITNESS WHEREOF, the undersigned has subscribed these presents as of this 26/th/ day of March, 2002.


                                                          /s/ W. Grant Gregory
                                                          --------------------
                                                          W. Grant Gregory